UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 17, 2019

Date of Report (Date of earliest event reported)

Essential Properties Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-38530	82-4005693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

902 Carnegie Center Boulevard, Suite 520 Princeton, New Jersey (Address of principal executive offices)		08540 (Zip Code)

Registrant’s telephone number, including area code: (609) 436-0610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	EPRT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.02	Termination of a Material Definitive Agreement.

On July 22, 2019, EPRT Holdings, LLC and Security Benefit Life Insurance Company (together, the “Selling Stockholders”), affiliates of Eldridge Industries, LLC (“Eldridge”), completed the previously-announced underwritten public offering (the “Offering”) of 26,288,316 shares (the “Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of Essential Properties Realty Trust, Inc. (the “Company”), including 3,428,910 shares related to an option to purchase additional shares.

Upon the completion of the Offering, the Selling Stockholders sold all of the Common Stock that they owned and accordingly no longer own shares of Common Stock representing at least 5% of the outstanding voting power of all outstanding shares of Common Stock entitled to vote generally in the election of directors. As a result, the Stockholders Agreement, dated as of June 25, 2018 by and among the Company and the parties named therein, which was previously filed as Exhibit 10.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, automatically terminated in accordance with its terms. As a result, the rights of Eldridge and its affiliates under the Company’s charter and bylaws to nominate directors of the Company and approve certain actions are terminated. In addition, upon completion of the Offering, the requirement that limited partners of the Company’s operating partnership, Essential Properties, L.P. (the “Operating Partnership”), approve certain fundamental transactions involving the Company and the waiver of certain limits on ownership of the Company’s stock, permitting Eldridge and its affiliates to own up to 19.0% of the outstanding shares of our Common Stock, terminated.

Item 8.01	Other Events.

On July 17, 2019, the Company, Essential Properties, L.P., the Selling Stockholders, and Citigroup Global Markets Inc. entered into an underwriting agreement (the “Underwriting Agreement”) relating to the Offering. The Company did not receive any proceeds from the Offering, as all of the Shares were sold by the Selling Stockholders.

The Underwriting Agreement contains customary representations, warranties and covenants among the parties. These representations, warranties and covenants are not representations of factual information to investors about the Company, the Operating Partnership, the Selling Stockholders or their respective subsidiaries, and the sale of Shares pursuant to the Underwriting Agreement is not a representation that there has not been any change in the condition of the Company or the Operating Partnership.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of July 17, 2019, among the Company, the Operating Partnership, each of the Selling Stockholders and the Underwriter

5.1	Opinion of Venable LLP as to the legality of the Common Stock

23.1	Consent of Venable LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSENTIAL PROPERTIES REALTY TRUST, INC.

Date: July 23, 2019	By:	/s/ Hillary P. Hai
Hillary P. Hai
Chief Financial Officer